EXHIBIT 10.2

STOCK PURCHASE AGREEMENT

This is an Agreement, entered into on July 1, 2016 (the “Effective Date”), by and between Standard Resources Ltd. a Hong Kong company, Allen Lin, and H&H Glass, Inc., an Illinois corporation, collectively the (“Buyer”), International Packaging and Logistics Group Inc. (“IPL” or “Seller”), a corporation organized under the laws of Nevada with principle executive offices located at 7700 Irvine Center Dr., Suite 870, Irvine, California 92618 (the “Seller”), Allen Lin founder and CEO of H&H Glass, Inc. (“Lin”) and H&H Glass, Inc. (“H&H”).

Background

A. The Buyer owns 3,915,000 shares of the (87%) of IPL’s Common Stock.

B. Buyer desires to purchase 100% of the equity of H&H held by the Seller.

C. Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, such 100% interest in H&H.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.0 Acquires of 100% Interest.

Acquired Shares of Stock. Upon the terms and conditions of this Agreement, Seller hereby sells, transfers, assigns, conveys and delivers to Buyers, and Buyer hereby purchases, accepts and acquires from Seller, free and clear of any and all liens or encumbrances of any kind whatsoever, one hundred percent (100%) of the H&H Shares (the “Acquired Shares”):

2.0 Purchase Price and Payment.

Common Shares. The purchase price for the Acquired shares shall be paid 3,915,000 common shares of IPL (the “Common Shares”) as of the Effective Date. Such Common Shares shall be returned to IPL’s treasury.

3.0 Closing.

Time and Place of Closing. The closing of the transactions described in this Agreement (“Closing”) shall take place upon the issuance of the audited financial statements of Shandong Confucian Biologics Co. Ltd by a PCAOB auditor or at such other time as the parties may mutually agree (the “Closing Date”).

4.0 Seller’s Representations and Warranties. Seller hereby makes the following representations and warranties to Buyer, each of which shall survive the Closing:

4.1 Corporate Organization. Seller is duly organized, validly existing, and in good standing under the laws of the State of Nevada and has qualified to do business in each jurisdiction where such qualification is required. Seller has all requisite corporate power and authority and all necessary licenses and permits to conduct its business as now conducted and to own, lease, and operate the assets and properties now owned, leased, or operated by it.

4.2 Compliance with Laws. Seller has complied with all applicable laws in the operation of its business and has not received any notice of violation of any law, ordinance, rule, regulation, or order which has a material adverse effect on or, so far as any of them can now reasonably foresee, could reasonably be expected to in the future to have a material adverse effect on the Acquired Assets.

5.0 Buyer’s Representations and Warranties. Buyer hereby makes the following representations and warranties to Seller, each of which shall survive the Closing:

5.1 Enforceable Agreement - this Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer, enforceable by the Seller against the Buyer in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

5.2 Bankruptcy and Insolvency Matters – No action or proceeding has been commenced or filed by or against the Buyer which seeks or may lead to bankruptcy or any other similar proceeding in respect of the Buyer. No such action or proceeding has been authorized or is being considered by or on behalf of the Buyer and no creditor or equity security holder of the Buyer has, to the knowledge of the Buyer, threatened to commence or advise that it may commence, any such action or proceeding;

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5.3 Broker's Fees – The Buyer has not incurred any obligation or liability, contingent or otherwise for broker's or finder's fees in respect of the transaction herein provided for which the Vendor shall have any obligation and liability;

5.4 Consents – no approval, consent, order, authorization or other action by, or notice to or filing with, any governmental authority or regulatory or self-regulatory agency, or any other person or entity, and no lapse of a waiting period, is required in connection with the execution, delivery or performance by the Buyer of this Agreement; and

5.5 Litigation - there is no action, suit, proceeding or investigation pending or currently threatened against the Buyer its affiliates that questions the validity of this Agreement or the right of the Buyer to enter into this Agreement or to consummate, or cause to be consummated, the transactions contemplated hereby.

6.0 Indemnifications.

6.1 Indemnification By Buyer, H&H and Allen Lin. Buyer, H&H, and Allen Lin (collectively “Indemnifiers”) shall jointly and severally defend, hold harmless, and indemnify Seller and its employees, officers, and managers, and members against all liabilities, damages, losses, claims, judgments and expenses (including reasonable attorneys’ fees and related costs) arising from (i) the conduct of H&H business which is includes but not limited to any past, present or future liabilities of H&H; or (ii) a material breach by Buyer of any of the covenants, agreements, warranties or representations contained in this Agreement.

6.2 Additional Indemnification of Indemnifiers. Additionally Indemnifiers shall indemnify and hold Seller and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Seller (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Seller Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Seller Party may suffer or incur as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Buyer and H&H in this Agreement or (b) any action instituted against a Seller Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company or H&H who is not an Affiliate of such Seller Party related go this agreement. If any action shall be brought against any Seller Party in respect of which indemnity may be sought pursuant to this Agreement, such Seller Party shall promptly notify the Indemnifiers in writing, and the Indemnifiers shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Seller Party. Any Seller Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Seller Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnifiers in writing, (ii) the Indemnifiers has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Seller Party, in which case the Indemnifiers shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

7.0Miscellaneous.

7.1 Amendments; Waivers. No amendment, modification, or waiver of any provision of this Agreement shall be binding unless in writing and signed by the party against whom the operation of such amendment, modification, or waiver is sought to be enforced. No delay in the exercise of any right shall be deemed a waiver thereof, nor shall the waiver of a right or remedy in a particular instance constitute a waiver of such right or remedy generally.

7.2 Notices. Any notice or document required or permitted to be given under this Agreement shall be deemed to be given on the date such notice is (i) deposited in the United States mail, postage prepaid, certified mail, return receipt requested, (ii) deposited with a commercial overnight delivery service with delivery fees paid, or (iii) transmitted by electronic mail with transmission acknowledgment, to the following addresses or such other address or addresses as the parties may designate from time to time by notice satisfactory under this section:

7.3 Governing Law. This Agreement shall be governed by the internal laws of Nevada without giving effect to the principles of conflicts of laws. Each party hereby consents to the personal jurisdiction of the state or California, and agrees that all disputes arising from this Agreement shall be prosecuted in such courts. Each party hereby agrees that any such court shall have in personam jurisdiction over such party and consents to service of process by notice sent by regular mail to the address set forth above and/or by any means authorized by Nevada law.

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7.4 Language Construction. The language of this Agreement shall be construed in accordance with its fair meaning and not for or against any party. The parties acknowledge that each party and its counsel have reviewed and had the opportunity to participate in the drafting of this Agreement and, accordingly, that the rule of construction that would resolve ambiguities in favor of non-drafting parties shall not apply to the interpretation of this Agreement.

7.5 No Offer. The submission of this Agreement by any party for the review and/or execution by another party does not constitute an offer or reservation of rights for the benefit of any party. This Agreement shall become effective, and the parties shall become legally bound, only if and when all parties have executed this Agreement.

7.6 Payment of Fees. In the event of a dispute arising under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs, provided that if a party prevails only in part the court shall award fees and costs in accordance with the relative success of each party.

7.7 Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be a fully-executed original.

7.8 Signature by Email. An original signature transmitted by email shall be deemed to be original for purposes of this Agreement.

7.9 Assignment. Neither party to this Agreement shall assign its rights or duties hereunder without the prior written consent of the other party. Any attempted assignment without such prior written consent shall be null and void.

7.10 No Third Party Beneficiaries. Except as otherwise specifically provided in this Agreement, this Agreement is made for the sole benefit of the parties. No other persons shall have any rights or remedies by reason of this Agreement against any of the parties or shall be considered to be third party beneficiaries of this Agreement in any way.

7.11 Binding Effect. This Agreement shall inure to the benefit of the respective heirs, legal representatives and permitted assigns of each party, and shall be binding upon the heirs, legal representatives, successors and assigns of each party.

7.12 Titles and Captions. All article, section and paragraph titles and captions contained in this Agreement are for convenience only and are not deemed a part of the context hereof.

7.13 Pronouns and Plurals. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

7.14 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written hereinabove.

INTERNATIONAL PACKAGING AND LOGISTICS GROUP INC.

The Seller

/s/ Owen Naccarato

By: Owen Naccarato

Its: Chief Executive Officer

STANDARD RESOURCES LTD.

THE BUYER:

/s/ Allen Lin

By: Allen Lin

Its: Chief Executive Officer

Indemnifiers

H&H Glass, Inc.

/s/ Allen Lin

By: Allen Lin

Its: Chief Executive Officer

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